UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2005

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-31285	91-1033443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA 92704
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (714) 327-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 5, 2005, the Board of Directors of TTM Technologies, Inc. (the “Company”) approved certain changes to the compensation of the non-employee members of the Company’s Board of Directors.  Those changes, as outlined in the Compensation Plan for Non-Employee Directors attached hereto as Exhibit 10.1 and incorporated herein by reference, include the payment of a:

•                                          $20,000 annual retainer to the non-employee directors;

•                                          $9,000 additional annual retainer to the Chair of the Audit Committee;

•                                          $4,000 additional annual retainer to the Chair of the Compensation Committee;

•                                          $3,000 additional annual retainer to the Chair of the Nominating and Corporate Governance Committee;

•                                          $15,000 additional annual retainer to the Chairman of the Board;

•                                          $1,500 attendance fee per Board meeting: and

•                                          $750 attendance fee per Committee meeting.

In addition, the initial option grant to non-employee directors upon joining the Board will now vest ratably over four years, and the annual option grant to non-employee directors will now vest ratably over three years.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1                           TTM Technologies, Inc. Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2005	TTM TECHNOLOGIES, INC.

	By:	/s/ Stacey M. Peterson
Stacey M. Peterson
Chief Financial Officer